EXHIBIT 99.01

News Release

Investor Contact:	Trade Press Contact:
Michael Magaro	David Viera
Investor Relations	Director of Corporate Communications
(925) 290-4321	(925) 290-4681
ir@formfactor.com	dviera@formfactor.com

FormFactor, Inc. Reports Fourth Quarter and Annual Results

LIVERMORE, Calif. — January 28, 2009 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2008, that ended on December 27, 2008. Quarterly revenues were $39.9 million, down 24.1% from $52.6 million in the third quarter of fiscal 2008, and down 66.9% from $120.5 million in the fourth quarter of fiscal 2007.

For fiscal 2008, FormFactor posted revenue of $210.2 million, down 54.5% from $462.2 million in fiscal 2007.

Net loss for the fourth quarter of fiscal 2008 was $30.0 million or $(0.61) per share, which included $3.3 million or $0.07 per share of stock-based compensation, net of tax. This compares to net loss for the third quarter of fiscal 2008 of $14.0 million or $(0.29) per share, which included $3.3 million or $0.07 per share of stock-based compensation, net of tax and a one-time tax benefit of $2.8 million or $0.06 per share from the settlement of certain tax audits. Net income for the fourth quarter of fiscal 2007 was $14.4 million or $0.29 per share on a fully diluted basis, which included $4.3 million or $0.09 per share of stock-based compensation, net of tax. The fourth quarter of fiscal 2008 results also include $4.9 million in pre-tax non-cash restructuring and asset impairment charges related to a write-down of a Livermore facility held for sale and in-progress construction assets in Singapore as well as a $4.1 million pre-tax charge for bad debt reserve.

Net loss for fiscal 2008 was $80.6 million or $(1.65) per share, which included $15.7 million, or $0.32 per share of stock-based compensation, net of tax, compared to net income of $72.9 million or $1.47 per share on a fully diluted basis for fiscal 2007, which included $17.2 million, or $0.35 per share of stock-based compensation, net of tax. Net loss for fiscal 2008 includes $9.2 million in pre-tax restructuring charges, $4.4 million in pre-tax non-cash asset impairment charges as well as a $4.1 million pre-tax charge for bad debt reserve as noted above.

“The global economic slowdown has significantly reduced demand for semiconductor devices in general, and for memory devices in particular,” said Mario Ruscev, CEO of FormFactor.  “We have worked to align our operating plans and structure with the current business environment in order to improve our operating efficiency.  We move into 2009 with a broad range of outstanding products and a firm commitment to innovation and continuous product improvement.  Overall, we remain focused on increasing our customers’ test efficiency.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today. The public is invited to listen to a live web cast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until February 1, 2009 at 6:30 p.m. PST and can be accessed by dialing 888-203-1112 or 719-457-0820 and entering confirmation code 4718123.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding operations, business outlook, demand for our products and future growth. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market environment, including the demand for certain semiconductor devices, including DRAM and Flash memory devices; the company’s ability to align its operating plans and structure with the current business environment to improve its operating efficiency; and the company’s ability to develop innovative testing technologies, to timely deliver and qualify new products that meet its customers’ testing requirements and lower their overall cost of test.  Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal period ended December 29, 2007 and the company’s filings on Form 10-Q for the quarterly periods in its fiscal 2008 as filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 27,	December 29,	December 27,	December 29,
	2008	2007	2008	2007
Revenues	$39,889	$120,505	$210,189	$462,191
Cost of revenues	39,300	58,921	173,926	215,484
Gross margin	589	61,584	36,263	246,707

Operating expenses:
Research and development	16,221	16,246	65,509	60,951
Selling, general and administrative	26,170	23,203	95,208	92,552
Restructuring charge	473	—	9,157	—
Impairment of long-lived assets	4,400	—	4,400	—
Total operating expenses	47,264	39,449	174,274	153,503
Operating (loss) income	(46,675)	22,135	(138,011)	93,204

Interest income, net	1,638	5,741	12,446	22,508
Other income	249	293	653	528
	1,887	6,034	13,099	23,036
(Loss) income before income taxes	(44,788)	28,169	(124,912)	116,240
Provision for (benefit from) income taxes	(14,828)	13,818	(44,291)	43,350
Net (loss) income	$(29,960)	$14,351	$(80,621)	$72,890
Basic	$(0.61)	$0.30	$(1.65)	$1.52
Diluted	$(0.61)	$0.29	$(1.65)	$1.47
Weighted-average number of shares used in per share calculations:
Basic	49,061	48,610	48,905	48,044
Diluted	49,061	49,924	48,905	49,557

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	December 27,	December 29,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$337,926	$315,232
Marketable securities	184,968	254,814
Accounts receivable, net	34,127	69,486
Inventories	18,788	29,309
Deferred tax assets	23,039	17,995
Refundable income taxes	29,413	2,043
Prepaid expenses and other current assets	14,702	13,461
Total current assets	642,963	702,340

Restricted cash	680	2,250
Property and equipment, net	113,813	130,882
Deferred tax assets	20,580	10,038
Other assets	7,674	9,812
Total assets	$785,710	$855,322
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,214	$42,893
Accrued liabilities	25,693	30,029
Income taxes payable	1,904	1,328
Deferred revenue	4,946	5,535
Deferred rent	452	462
Total current liabilities	66,209	80,247
Long term income taxes payable	7,732	12,248
Deferred rent and other liabilities	5,705	5,877
Total liabilities	79,646	98,372
Stockholders’ equity
Common stock, $0.001 par value	50	49
Additional paid-in capital	602,294	573,553
Accumulated other comprehensive income	1,922	929
Retained earnings	101,798	182,419
Total stockholders’ equity	706,064	756,950
Total liabilities and stockholders’ equity	$785,710	$855,322